Exhibit 99.1
InnovAge Expands Board with Appointment of Two Directors

DENVER, CO., January 29, 2026 (GLOBE NEWWIRE) -- InnovAge Holding Corp. (“InnovAge” or the “Company”) (Nasdaq: INNV), an industry leader in providing comprehensive healthcare programs to frail, and predominantly dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE), today announced the appointment of Pavithra Mahesh and Sean Traynor to its Board of Directors (the “Board”), effective immediately. Ms. Mahesh will serve as a Class III director and as a member of the Quality and Compliance Committee, and Mr. Traynor will serve as a Class I director and as a member of the Compensation, Nominating and Governance Committee. In connection with these appointments, the Board expands its size from nine to eleven directors.
“We’re pleased to welcome Pavithra and Sean back to the InnovAge Board,” said Patrick Blair, Chief Executive Officer of InnovAge. “Both bring deep institutional knowledge of the company, a long history of partnership with our leadership team, and a strong understanding of the PACE model and our mission. We believe their experience working alongside our existing Board and management team will add meaningful strategic perspective as we continue to execute on our plans to bring the PACE model of care to more seniors, strengthen performance across the organization, and build long‑term value for our participants, their families, our federal and state regulatory partners, and shareholders.”
“I am pleased to rejoin the InnovAge Board,” said Pavithra Mahesh. “InnovAge has a differentiated value based care model, and I look forward to working with the Board and management to advance the Company’s growth strategy and drive long-term value for all stakeholders.”
“InnovAge has built a compelling platform with significant opportunities for long term growth,” said Sean Traynor. “I am pleased to return to the Board and partner with management as the Company scales its PACE model, enhances performance, and positions itself for durable, long-term success.”
Ms. Mahesh currently serves as a Principal on the services team at Apax Partners, a private equity investment firm she joined in 2018. Prior to Apax, Ms. Mahesh was an investment professional at Goldman Sachs, where she focused on buyouts and growth equity investments within healthcare services and information technology. She previously served as a director of the Company, initially joining the Board in 2020, prior to the Company’s initial public offering, and continuing in that role through March 2023. Ms. Mahesh holds a Bachelor of Arts in Behavioral

Economics from Duke University and a Master of Business Administration from Harvard Business School.
Mr. Traynor currently serves as a General Partner in the healthcare group of Welsh, Carson, Anderson & Stowe, a private equity investment firm he joined in 1999. Mr. Traynor currently serves on the board of directors and the compensation committee of AMERISAFE, Inc. (Nasdaq: AMSF). He also serves on the boards of Constitution Surgery Alliance, TailorCare, United Musculoskeletal Partners, and Valtrius. Mr. Traynor previously served as a director of the Company, initially joining the Board in 2015, prior to the Company’s initial public offering, and continuing in that role through August 2023. He earned a Bachelor of Science in Accounting from Villanova University and a Master of Business Administration from The Wharton School of the University of Pennsylvania.
About InnovAge
InnovAge is a market leader in managing the care of high-cost, frail, and predominantly dual-eligible seniors through the Program of All-inclusive Care for the Elderly (PACE). With a mission of enabling older adults to age independently in their own homes for as long as safely possible, InnovAge’s patient-centered care model is designed to improve the quality of care its participants receive while reducing over-utilization of high-cost care settings. InnovAge believes its PACE healthcare model is one in which all constituencies — participants, their families, providers, and government payors — “win.” As of September 30, 2025, InnovAge served approximately 7,890 participants across 20 centers in six states. https://www.innovage.com/.
Investor Contact:
Ryan Kubota
rkubota@innovage.com
Media Contact:
Lara Hazenfield
lhazenfield@innovage.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” and other words and terms of similar meaning that do not relate strictly to historical or current facts. Examples of forward-looking statements include statements regarding our expectations with respect to the Company’s new Board members and our ability to continue driving execution and long term value for all stakeholders. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the effective transition and adjustment of the new Board members and other risk factors identified in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and any subsequent reports filed with the SEC.

Any forward-looking statement made by the Company is based on information currently available to us. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise, except as required by law.